================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

                                February 7, 2000

                Date of Report (Date of earliest event recorded)

                                BB&T Corporation

             (Exact name of registrant as specified in its charter)

                         Commission file number: 1-10853

                            North Carolina 56-0939887
          (State of Incorporation) (I.R.S. Employer Identification No.)

                             200 West Second Street
                       Winston-Salem, North Carolina 27101

               (Address of Principal Executive Offices) (Zip Code)

                                 (336) 733-2000
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

                           This Form 8-K has 37 pages.



================================================================================

Item 5. Other Events

     The purpose of this Current Report on Form 8-K is to announce that BB&T Corporation ("BB&T") has entered into a definitive agreement to merge with One Valley Bancorp, Inc. ("One Valley"), of Charleston, West Virginia, and to file certain analyst presentation materials related to this transaction as Exhibit 99.1.

     BB&T will acquire One Valley in a $1.2 billion stock swap, creating the nation's 18th largest financial institution and boosting BB&T's assets to approximately $53 billion after all of BB&T's previously announced mergers are closed. The acquisition is BB&T's second in West Virginia, having entered the state last year with the acquisition of Matewan Bancshares, a Williamson-based bank holding company with $676 million in assets. The merger with One Valley will give BB&T the No. 1 market share in West Virginia and will also provide entry into 10 new markets in central Virginia.

     One Valley, with $6.6 billion in assets, is the parent company to nine community banks and operates 123 branches - 76 in West Virginia and 47 in central Virginia. The transaction, approved by the directors of both companies, is valued at $35.20 per share of One Valley common stock based on BB&T's closing price on Friday, February 4, 2000, of $27.50. The exchange ratio is fixed at
1.28 shares of BB&T common stock for each One Valley share. The transaction will be accounted for as a pooling of interests.

     The One Valley merger will increase BB&T's West Virginia assets to $5.3 billion and its Virginia assets to $6.6 billion. BB&T will rank sixth in market share in Virginia.

     In addition to its nine banking subsidiaries serving 81 cities and towns in West Virginia and central Virginia, One Valley operates a trust division, discount brokerage and insurance arm. One Valley's West Virginia community banks are located in the state's most economically vibrant areas, primarily along major interstate highways. One Valley began its expansion into central Virginia in 1996, targeting the Charlottesville, Lynchburg and Lexington markets.

     One Valley Chief Operating Officer Phyllis Arnold will be named Chief Operating Officer and president of BB&T's West Virginia operations and president of a Charleston-based BB&T community bank region.

     A $10 million trust fund will be established for charitable contributions and economic development in communities served by One Valley. One Valley already has a similar $4 million trust fund.

     Over the past five years, BB&T has had a dividend payout ratio in the range of approximately 36.5% to 39.5% of recurring earnings and a compound growth rate of the annual dividend of 14.9%. Consistent with this history, BB&T management intends to recommend to the Board of Directors that the regular quarterly dividend be increased from $.20 to $.23 per share in the third quarter of 2000.

     The merger, which is subject to the approval of One Valley shareholders and banking regulators, is expected to be completed in the third quarter.

Item 7. Exhibits

99.1     Analyst Presentation Materials

                                      BB&T
                                       and
                            One Valley Bancorp, Inc.
                                 Charleston, WV
                           Expanding a Great Franchise

                              Analyst Presentation
                                February 7, 2000

                          Forward-Looking Information

BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, estimated increases in One Valley Bancorp, Inc.'s fee income ratio, estimated yield enhancement from restructuring One Valley Bancorp, Inc.'s bond portfolio, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and One Valley Bancorp, Inc., the amount of general and administrative expense consolidation, costs relating to converting One Valley Bancorp, Inc.'s bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.
Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities:
(1) expected cost savings from this merger or other previously announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including One Valley Bancorp, Inc., may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and One Valley Bancorp, Inc. are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and One Valley Bancorp, Inc. may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and One Valley Bancorp, Inc. BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

                                     Outline

-        Background and transaction terms
-        Financial data
-        Rationale and strategic objectives
-        Investment criteria
-        Summary

                             BB&T Corporation (BBT)

-        $46.4 billion bank holding company*
- 708 branch locations in NC, SC, VA, GA, MD, WV, KY, and the District of Columbia*

                                    For 3 months
                                   ended 12/31/99**
                                   --------------
-        ROA                             1.60%
-        Cash Basis ROA                  1.74%
-        ROE                            21.38%
-        Cash Basis ROE                 28.21%
-        Cash Basis Efficiency Ratio    50.00%

* Includes the pending acquisitions of Hardwick Holding Company and First Banking Co. of Southeast Georgia
** Recurring earnings

                          One Valley Bancorp, Inc. (OV)

-        $6.6 billion bank holding company
-        76 banking offices in West Virginia
-        47 banking offices in Virginia

                                     For 3 months
                                    ended 12/31/99
                                    --------------
-        ROA                             1.23%
-        Cash Basis ROA                  1.31%
-        ROE                            14.03%
-        Cash Basis ROE                 14.88%
-        Cash Basis Efficiency Ratio    54.49%

                            Pro Forma Company Profile
                                December 31,1999

-        Size:    $53.0 billion in assets
                  $10.7 billion in market capitalization*
-        Offices  NC:      339
                  VA:      151
                  GA:      104
                  SC:       88
                  WV:       83
                  MD:       50
                  KY:       10
                  DC:        6
                 --------------
                  Total    831

* Based on closing prices as of 2/4/00. Includes shares outstanding for Hardwick Holding Company, First Banking Company of Southeast Georgia and One Valley Bancorp, Inc.

                            Terms of the Transaction

                            Terms of the Transaction

-        Purchase price:           $35.20 per share*
-        Aggregate value:          $1.2 billion*
-        Consideration:            Fixed exchange ratio of 1.28 BB&T shares for
                                   each One Valley share
-        Structure:                Tax-free exchange of stock equal to 100% of
                                   purchase price
-        Accounting treatment:     Transaction will be accounted for as a
                                   pooling-of-interests
-        Stock option agreement:   19.9% customary option
-        Expected closing:         Third quarter of 2000

* Based on BB&T's closing stock price of $27.50 as of 2/4/00

                                     Pricing

-        Purchase price                      $35.20
-        Premium/market                       30.1%*
-        Price/12-31-99 stated book            2.11x
-        Price/LTM EPS                        14.9x
-        BB&T shares issued                   43.5 million**

* Based on One Valley's  closing  stock price of $27.0625 as of 2/4/00.
** BB&T shares issued based on One Valley shares outstanding adjusted for stock options.

                            Acquisition Comparables*



                 Bank Acquisitions with Deal Values Between $500 Million and $11 Billion Announced After 3/31/99

                                                                                      Total                                 Deal Pr/
                                                                Date         Deal     Assets    Deal Pr/   Deal   Deal Pr/    LTM
        Buyer                    Seller                      Announced      Value     Seller     Assets   Pr/Bk    Tg Bk      EPS
                                                                             ($M)      ($M)       (%)      (%)      (%)       (x)

Wells Fargo & Co.              National Bancorp of Alaska    12/21/1999      906.6    3,060.4     29.6    203.8     206.3    14.7
Centura Banks Inc.             Triangle Bancorp Inc.          8/23/1999      607.7    2,285.3     26.6    356.2     412.7    24.4
BB&T Corporation               Premier Bancshares Inc.        7/28/1999      598.4    1,510.9     30.4    338.6     347.2    22.1
Citizens Financial Group Inc.  UST Corp.                      6/21/1999    1,412.0    5,929.8     23.8    256.0     282.7    25.6
Fifth Third Bancorp            CNB Bancshares Inc.            6/16/1999    2,327.9    7,218.8     32.3    332.3     358.7    33.0
Zions Bancorporation           First Security Corporation     6/6/1999     5,824.4   21,959.2     26.1    343.0     417.5    22.8
Peoples Heritage Financial
  Group                        Banknorth Group Inc.           6/2/1999       778.2    4,338.5     17.9    235.0     305.9    22.1
AmSouth Bancorporation         First American Corporation     6/1/1999     6,340.5   20,326.5     31.2    340.8     388.1    28.9
U.S. Bancorp                   Western Bancorp                5/19/1999      958.1    2,496.2     38.4    261.5     437.4     N/A
HSBC Holdings Plc              Republic New York Corporation  5/10/1999    8,077.8   50,453.0     16.0    277.5     305.7     N/A
Firstar Corporation            Mercantile Bancorporation Inc. 4/30/1999   10,669.6   35,578.8     30.0    335.9     445.9    27.4
Citizens Banking Corporation   F&M Bancorporation Inc.        4/19/1999      822.2    2,429.7     32.4    331.7     347.6    23.8

Maximum                                                                   10,669.6   50,453.0     38.4    356.2     445.9    33.0
Minimum                                                                      598.4    1,510.9     16.0    203.8     206.3    14.7
-----------------------------------------------------------------------------------------------------------------------------------
Average                                                                    3,277.0   13,132.3     27.9    301.0     354.6    24.5
-----------------------------------------------------------------------------------------------------------------------------------

BB&T Corp.                     One Valley Bancorp, Inc.                    1,197.3      6,583     18.2    210.5     230.8    14.9
Over / (Under) Average Comparable                                                                 (9.7)   (90.5)   (123.8)   (9.6)

-----------------------------------------------------------------------------------------------------------------------------------

* Source for Acquisition Comparables:  SNL Secruities.

                                                                              10

                                 Financial Data

                                Financial Summary

For Quarter Ended:            12/31/99         12/31/99
                                BB&T*         One Valley
                              --------        ----------
ROA                             1.60%            1.23%
ROE                            21.38            14.03
Net interest margin (FTE)       4.29             4.06
CB Efficiency ratio            50.00            54.49
Net charge-offs                  .30              .22
Reserve/NPLs                  370.97           527.89
NPAs/assets                      .30              .18

* Recurring earnings

                                Capital Strength

                            BB&T         One Valley
                         (12/31/99)      (12/31/99)
                         ----------      ----------
Equity/assets                7.4%           8.5%
Leverage capital ratio       6.6%           8.2%
Total risk-based capital    13.1%          14.0%

                            Rationale for Acquisition

+ Consistent  with BB&T's  announced  strategy to pursue  in-market  (Carolinas/
  Virginia/West Virginia/DC/Maryland/Georgia) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range.
+ Consistent with past acquisitions which we have successfully executed, i.e. it fits our model.
+ Unique opportunity to acquire a truly exceptional super-community bank that:
     -  Was ranked the 10th best performing bank in the country in 1999*.
     - Recently completed its 13th year of record earnings per share and 18th consecutive year of net income and dividend increase.
     -  Has the number one market share (17%) in West Virginia.
     - Has a relationship with one in three households in the West Virginia markets that it serves.
     -  Operates in markets containing 69% of West Virginia's  population.
     - Has effectively built a 47 branch franchise in Virginia, representing 38% of its total branch network, expanding BB&T's franchise in Virginia to $6.6 billion in assets.

* Source:  U.S. Banker, rankings for 1998

                              Strategic Objectives

The key strategic objectives achieved in this acquisition:
+    Enhance franchise value with number one market share in West Virginia and 47 branches in Virginia, representing 38% of One Valley's branch network.
+    Improve efficiency
      -        17.5% cost savings fully realized in the year 2001.
+ Supplement One Valley's strong commercial banking franchise with BB&T's significantly stronger fee income product lines (such as Insurance, Investment Sales, Capital Markets Activities and Cash Management Services).
+ Increase product and market penetration through the use of BB&T's world standard sales system.

                              Franchise Enhancements

- Acquisition of a successful $6.6 billion super-community bank that has an operating philosophy and core values very similar to those of BB&T.
- Provides  BB&T with the solid  number one market  share in West  Virginia.
- Establishes a $5.3 billion bank in West Virginia where one out of three households in One Valley's West Virginia markets has a relationship with One Valley.
- Allows entry into ten new markets in central Virginia such as Charlottesville, Danville, Staunton, and Lexington and an improved market share in four additional banking markets.
- Provides BB&T with a strong Trust presence with the addition of One Valley's $4.0 billion in assets under administration as of December 31, 1999, increasing BB&T's trust assets by 40%.
- Enhances BB&T's Mortgage Loan function with a successful Mortgage Loan Origination and Servicing operation with $2.4 billion in servicing as of December 31, 1999.

                             Efficiency Improvement

                          Targeted Annual Cost Savings
                          ----------------------------
                         $30.5 million or approximately
                              17.5% of One Valley's
                                  expense base

                           After-Tax One-Time Charges

-        One-time merger-related charges             $48 million
-        Bond portfolio restructuring charge         $29 million

                                Branch Locations

       [Map of West Virginia and Virginia showing location of One Valley Bancorp, Inc.'s Charleston, WV headquarters and branch locations inserted here]

        [Map showing location of both existing and pending BB&T branches throughout MD, VA, WV, KY, NC, SC and GA inserted here]

                             Market Characteristics

     [Graphic Map of State of West Virginia inserted on left side of slide]

- Companies invested more than $3.1 billion in capital projects in West Virginia during 1998 and 1999 and created a record number of new jobs.
- A business environment conducive to small business banking with 90% of businesses in West Virginia having 20 or fewer employees.
- A workforce that has an outstanding reputation for high productivity, low absenteeism, and above average job loyalty, with an average 15-year tenure.
- The Toyota Motor Corporation has committed to an investment of nearly $1 billion.

                             Market Characteristics

       [Graphic Map of State of Virginia inserted on left side of slide]

-        1999 unemployment rate - 2.7% (37% below national rate)
-        12th most populated state
-        Highest per capita income of any state in the Southeast
-        Total employment is projected to expand 19.9% (1993 - 2005)
- High-tech economy: 2nd largest computer software and 3rd largest advanced telecommunication industries
- 76 major corporations with revenues of $200 million or more, including 16 Fortune 500 companies, are headquartered in Virginia

                            BB&T Investment Criteria

-        EPS and Cash Basis EPS (accretive by year 2)
-        Internal rate of return (15% or better)
-        Return on equity and Cash Basis ROE (accretive by year 3)
-        Return on assets and Cash Basis ROA (accretive by year 3)
-        Book value per share (accretive by year 5)
-        Must not cause combined leverage capital ratio to go below 7%

Criteria are listed in order of importance. There are sometimes trade -offs among criteria.

                                   Assumptions

- BB&T's 2000 EPS is based on a First Call estimate of $2.21, with subsequent years based on 12% income statement and balance sheet growth.
- One Valley's 2000 EPS is based on a First Call estimate of $2.54, with subsequent years based on 11% income statement and balance sheet growth, except for the enhancements cited below.
- $30.5 million in cost savings to be realized by 2001 (17.5% of One Valley's expense base, 10% realized in the year 2000 and 90% realized in 2001).
- Restructuring of One Valley's bond portfolio with one-time after-tax charge of $29 million. Principal is reinvested with an expected improved yield of approximately 90 basis points.
- One Valley's core net interest margin (non-FTE) is maintained annually at 4.03% excluding the enhancements derived from restructuring the bond portfolio.
- One Valley's noninterest income is grown at 15% in years 1-3 and grown at 12% thereafter.
- One Valley's net charge-off rate for loan losses is raised to 0.25% in 2001 and held constant thereafter.

                            Earnings Per Share Impact
                               Accretion                        Accretion
                               (Dilution)      Pro Forma        (Dilution)
                 Pro Forma     Pro Forma       Cash Basis       Pro Forma
                    EPS          Shares            EPS           Shares
                 ---------     ----------      ----------       ---------
2000*              $ 2.21          $0.00          $ 2.34          $0.00
2001                 2.51           0.04            2.64           0.04
2002                 2.81           0.04            2.95           0.05
2003                 3.15           0.05            3.28           0.05
2004                 3.52           0.05            3.66           0.06
2005                 3.95           0.06            4.08           0.06
2006                 4.42           0.06            4.55           0.07
2007                 4.96           0.08            5.08           0.07
2008                 5.55           0.09            5.66           0.08
2009                 6.21           0.09            6.32           0.08
2010                 6.95           0.10            7.06           0.08

Internal rate of return            18.97%
                                   ------

                                   ROE Impact 1
                                               Pro Forma
                   Pro Forma                   Cash Basis
                    ROE (%)        Change       ROE (%)           Change
                   ---------       ------      ----------         ------
2000 2             21.47           (0.84)         26.55           (1.36)
2001               21.78           (0.24)         25.95           (0.52)
2002               21.25           (0.21)         24.47           (0.42)
2003               20.75           (0.20)         23.26           (0.36)
2004               20.30           (0.20)         22.25           (0.34)
2005               19.93           (0.19)         21.47           (0.30)

1 The decrease in ROE results from the build up in equity relative to assets. If consistent with attaining and maintaining a leverage capital ratio of at least 7%, BB&T may choose to leverage the balance sheet further through the repurchase of untainted shares in connection with business combinations to be accounted for as purchases.
2 Recurring earnings

                                   ROA Impact
                                               Pro Forma
                   Pro Forma                   Cash Basis
                    ROA (%)        Change       ROA (%)           Change
                   ---------       ------      ----------         ------
2000*               1.62           (0.02)          1.74           (0.03)
2001                1.65            0.00           1.75            0.00
2002                1.65            0.00           1.74            0.00
2003                1.65            0.00           1.74            0.00
2004                1.66            0.00           1.73            0.00
2005                1.66            0.01           1.72            0.01

* Recurring earnings

                            Book Value/Capital Impact

                        Pro Forma
                   Book Value Per Share
                   --------------------         Pro Forma
                                 Accretion       Leverage       Accretion
                  Stated         (Dilution)       Ratio        (Dilution)
                 --------       ------------     -------      ------------
2000             $ 10.76          $ 0.27           7.11%           0.10
2001               12.38            0.30           7.51            0.11
2002               14.22            0.34           7.87            0.11
2003               16.29            0.39           8.20            0.12
2004               18.62            0.44           8.47            0.12
2005               21.22            0.50           8.72            0.13
2006               24.13            0.56           8.93            0.13
2007               27.40            0.64           9.11            0.14
2008               31.06            0.73           9.27            0.14
2009               35.15            0.82           9.41            0.15
2010               39.73            0.92           9.53            0.15

                                     Summary

*   The acquisition of One Valley Bancorp, Inc. is a strong strategic fit:
     -  The number one market share position in West Virginia fulfills our goal of being among the top five banks in terms of market share within the states we serve.
     - It helps accomplish our goal of expanding and strengthening our position in the Virginia markets.
     -  It  fits  culturally  and  geographically.
     -  It  significantly  enhances
     franchise value.
*    Overall Investment  Criteria are met:
     -  EPS and Cash Basis EPS accretive in all  years
     -  IRR  18.97%
     -  ROA and Cash ROA  accretive  in year 1
     -  ROE and Cash ROE dilutive in all years (does not meet merger criteria)
     -  Book value accretive in all years
     -  Combined leverage ratio remains above 7%

                                    Appendix

-        Historical Financial Data
-        Glossary


One Valley Bancorp, Inc.
Financial Summary

                                                 1997         1998         1999
                                               --------    ----------    --------
Earnings Summary  (In thousands)

Interest Income (FTE)
Interest on loans & leases ................    $281,120    $  319,334    $344,060
Interest & dividends on securities ........     101,924       107,207     108,809
Interest on temporary investments .........       1,789         1,610       1,518
                                               --------    ----------    --------
    Total interest income (FTE) ...........     384,833       428,151     454,387
                                               --------    ----------    --------

Interest Expense
Interest expense on deposit accounts ......     148,026       160,877     159,229
Interest on short-term borrowings .........      25,466        35,841      34,357
Interest on long-term debt ................       3,418         2,577      16,544
                                               --------    ----------    --------
    Total interest expense ................     176,910       199,295     210,130
                                               --------    ----------    --------

Net interest income (FTE) .................     207,923       228,856     244,257
     Less taxable equivalency adjustment ..       8,073         8,132       9,034
                                               --------    ----------    --------
Net interest income .......................     199,850       220,724     235,223
Provision for loan losses .................       7,531        10,063       9,120
                                               --------    ----------    --------
Net interest income after provision .......     192,319       210,661     226,103
                                               --------    ----------    --------

Noninterest Income
Service charges on deposit accounts .......      15,511        19,408      20,987
Non-deposit fees and commissions ..........      27,366        34,417      40,781
G / (L) on sale of real estate & securities       1,018         1,125         100
Other operating income ....................       4,959         5,283       6,310
                                               --------    ----------    --------
    Total noninterest income ..............      48,854        60,233      68,178
                                               --------    ----------    --------

Noninterest Expense
Personnel .................................      74,234        80,180      86,907
Occupancy & equipment .....................      16,991        20,161      22,809
FDIC premiums .............................       1,051           878         930
Other operating expenses ..................      52,043        60,725      63,402
                                               --------    ----------    --------
    Total noninterest expense .............     144,319       161,944     174,048
                                               --------    ----------    --------

Net income before taxes ...................      96,854       108,950     120,233
Income taxes ..............................      33,054        35,905      39,409
                                               --------    ----------    --------
Net income before nonrecurring charges ....      63,800        73,045      80,824
                                               --------    ----------    --------
Nonrecurring charges ......................        --            --          --
                                               --------    ----------    --------
    Net income ............................    $ 63,800    $   73,045    $ 80,824
                                               ========    ==========    ========

Basic EPS .................................    $   2.00    $     2.19    $   2.39
Diluted EPS ...............................        1.95          2.15        2.37
Diluted EPS before nonrecurring charges ...        1.95          2.15        2.37

Book value ................................    $  15.75    $    17.14    $  16.72

EOP shares ................................      31,984        34,743      33,426
Basic shares ..............................      31,921        33,356      33,810
Diluted shares ............................      32,686        33,940      34,164

                                             31

One Valley Bancorp, Inc.
Financial Summary

                                                     1997           1998           1999
                                               -----------    -----------     ----------
Average Balance Sheet
(In thousands)
Assets
Loans ..................................       $ 3,180,463  $   3,690,704   $  4,186,010
Securities .............................         1,467,907      1,613,607      1,657,681
Other earning assets ...................            36,401         29,889         31,078
                                               -----------     ----------     ----------
    Total interest-earning assets ......         4,684,771      5,334,200      5,874,769
                                               -----------     ----------     ----------

Goodwill & other intangibles ...........            20,320         36,746         51,975
Other assets ...........................           240,415        277,221        291,264
                                               -----------     ----------     ----------
    Total assets .......................       $ 4,945,505  $   5,648,166   $  6,218,008
                                               ===========     ==========     ==========

Net interest margin ....................             4.44%          4.29%          4.16%



Liabilities & Shareholders' Equity
Interest-bearing deposits:
Money Market & NOW .....................       $  561,331   $    580,052    $   649,452
Savings ................................          746,879      1,003,638      1,123,718
CD's and other time ....................        2,128,170      2,188,967      2,227,210
                                               ----------     ----------     ----------
    Total interest-bearing deposits ....        3,436,380      3,772,657      4,000,380
Short-term borrowed funds ..............          510,014        714,088        733,180
Long-term debt .........................           52,315         42,814        306,636
                                               ----------     ----------     ----------
    Total interest-bearing liabilities .        3,998,709      4,529,559      5,040,196

Demand deposits ........................          410,203        510,910        556,188
Other liabilities ......................           48,995         49,408         50,598
                                               ----------     ----------     ----------
    Total liabilities ..................        4,457,907      5,089,877      5,646,982
                                               ----------     ----------     ----------

Common equity ..........................          487,598        558,289        571,026
                                               ----------     ----------     ----------
    Total equity .......................          487,598        558,289        571,026
                                               ----------     ----------     ----------
Total liabilities & shareholders' equity       $4,945,505   $  5,648,166    $ 6,218,008
                                               ==========     ==========     ==========

                                             32



One Valley Bancorp, Inc.
Financial Summary


                                                 1997         1998           1999
                                              ----------------------------------------
Ratio Analysis
ROA                                                 1.29%        1.29%          1.30%
ROCE                                               13.08%       13.08%         14.15%
Efficiency ratio                                    56.4%        56.2%          55.7%
Adj. noninterest income / Adj. revenues             18.7%        20.5%          21.8%
Average equity / Average assets                      9.9%         9.9%           9.2%

Credit Quality
(In thousands)
Beginning                                      $   45,055  $    45,048   $     52,272
                                              ------------ ------------  -------------
Provision                                           7,531       10,063          9,120
Acquired allowance                                     -         3,829             -
Net charge-offs                                    (7,538)      (6,668)        (7,237)
                                              ------------ ------------  -------------
Ending allowance                               $   45,048  $    52,272   $     54,156
                                              ------------ ------------  -------------


Allowance                                           1.36%        1.31%          1.23%
Charge-off rate                                     0.24%        0.18%          0.17%

Period end loans & leases                      $ 3,302,536 $ 3,991,121   $  4,391,626

Period end common equity                       $   503,650 $   595,533   $    558,729

                                              33

                                    Glossary

Return on Assets - recurring earnings for the period as a percentage of average assets for the period.

Return on Equity - recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios - These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio - calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio - Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio - The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio - Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return - The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring   Results  or  Ratios  -  earnings   excluding  charges  and  expenses
principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 BB&T Corporation
                                                   (Registrant)

                                   By:         /s/ Sherry A. Kellett

                                                   Sherry A. Kellett
                                  Senior Executive Vice President and Controller
                                           (Principal Accounting Officer)
Date:  February 7, 2000.